Exhibit 10.17(j)

EXECUTION COPY

NINTH AMENDMENT TO THE FRONTIER AIRLINES, INC

CREDIT CARD AGREEMENT

THIS NINTH AMENDMENT (this “Amendment”) to the Frontier Airlines, Inc. Credit Card Agreement is made and entered into as of November 5, 2013 by and among Barclays Bank Delaware, formerly known as Juniper Bank (“Barclays”), and Frontier Airlines, Inc. (“Frontier”).

WHEREAS, Barclays and Frontier entered into the Frontier Airlines. Inc., Credit Card Affinity Agreement on March 12, 2003, which agreement has been supplemented by a letter agreement dated April 1, 2003 and amended by eight amendments (as so supplemented and amended, the “Agreements”);

WHEREAS, Falcon Acquisition Group, Inc., a Delaware corporation (the “Buyer”), has entered into an agreement to acquire all of the capital stock of Frontier Airlines Holdings, Inc., the parent corporation of Frontier, from Republic Airways Holdings Inc. (“Republic”), the closing of which acquisition (the “Transaction Closing”) is anticipated to occur in December 2013;

WHEREAS, upon the occurrence of the Transaction Closing, and pursuant to the terms of the Mutual Release and Removal of Parties from Frontier Airlines, Inc. Credit Card Affinity Agreement entered into as of November 5, 2013 among Barclays, Frontier, Republic, YX Properties, LLC (“YX”) and Midwest Airlines, Inc. (“Midwest”), YX, Midwest and Republic shall cease to be parties to the Agreement and Republic shall be released from its obligations under the Agreement;

WHEREAS, Barclays and Frontier desire to adopt further amendments to the Agreement, which amendments shall be effective on a prospective basis from and after the date on which the Transaction Closing occurs (the “Transaction Effective Date”), all in accordance with the further terms and conditions set forth below; and

WHEREAS, capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Initial Term. Effective as of the Transaction Effective Date, the text of Section l(p) of the Agreement is deleted and the following is inserted in its place:

“Initial Term” means the period that begins on the ***** and ends on *****.”

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2. Pre-Purchased Mileage Facility. Effective as of the Transaction Effective Date, Section 5A of the Agreement is deleted and the following new Section 5A is inserted in its place:

“5A Pre-Purchased Mileage Facility.

5A.1 Pre-Purchased Miles Facility. On the Transaction Effective Date, Barclays will establish and implement a Pre-Purchased Miles facility (the “Facility”) pursuant to which Barclays will pre-purchase Purchase Miles (“Pre-Purchased Miles”). Subject to, and adjusted as contemplated by, the further terms of this Section 5A, the target size of the Facility (the “Target Size”) will be *****. The initial amount of the Facility will be *****. The amount of the Facility will be reset for the then current calendar year on ***** and on each ***** thereafter during the Initial Term through and including ***** (each, an “Annual Reset Date”). The Facility will initially be funded by the purchase by Barclays on the Transaction Effective Date of the number of Pre-Purchased Miles equal to the difference between ***** and the value (valued at ***** per Pre-Purchased Mile) of the number of Pre-Purchased Miles previously purchased by Barclays pursuant to the terms of this Agreement which are unused and outstanding on the Transaction Effective Date. The price for each Pre-Purchased Mile purchased by Barclays pursuant to any provision of this Section 5A shall be *****. Barclays obligation to purchase additional Pre-Purchased Miles on the Transaction Effective Date or in respect of any Annual Reset Date or Semi-Annual Reset Date (as defined below) pursuant to this Section 5A shall be conditioned upon the Conditions Precedent (as defined below) being satisfied on such dale. If the Conditions Precedent are not satisfied on any such date then, notwithstanding any other provision of this Section 5A, the Target Size of the Facility will not be subject to increase but may be reduced as provided in Section 5A.1.1, 5A.1.2 or 5A.1.3.

5A.1.1 A forecast of Revenue Share for each calendar year during the Initial Term *****, for purposes of determining the Target Size for such year, will be developed jointly by Barclays and Frontier on or before ***** and each ***** thereafter through *****. In the event Barclays and Frontier do not agree on any such forecast (such agreement not to be unreasonably withheld or delayed by either party), an annualized amount based upon the actual Revenue Share for the months of July through December of the immediately preceding calendar year will be used for calculating the Target Size for the new calendar year. If the Target Size is larger than (a) ***** on ***** or (b) the Target Size for the prior year on ***** or on any ***** thereafter through *****, Barclays will increase the Target Size of the Facility to the amount of the forecasted Revenue Share for such year by ***** of such year by means of the purchase of additional Pre-Purchased Miles. If the Target Size is less than (i) ***** on ***** or (ii) the Target Size for the prior calendar year on ***** or on any ***** thereafter through *****, the Facility will be reduced to the new Target Size following the annual review process by amortizing the amount of the reduction equally over the ***** of such year by deducting such reduction amounts from monthly Revenue Share amounts otherwise due to Frontier under this Agreement.

5A.1.2 If on ***** the annualized Revenue Share for the year, calculated based upon the actual Revenue Share for the ***** of the year (the “Annualized Run Rate”), is projected to be ***** or more below the Target Size set for such year, Barclays shall recover the amount in excess of the ***** deficiency, and the Target Size will be reduced, ***** of Revenue Share amounts

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

otherwise due to Frontier under this Agreement. If on ***** the Annualized Run Rate for the year is projected to be ***** or more above the Target Size for such year, Barclays shall increase the Target Size by the amount of the Revenue Share in, excess of the ***** overage. The increase in the amount of the Facility will be accomplished by means of the purchase of additional Pre-Purchased Miles by Barclays on or before *****.

5A.1.3 If on ***** or on each ***** thereafter through *****, the Annualized Run Rate for the year is projected to be ***** or more below the Target Size set for such year, Barclays shall recover the amount in excess of the ***** deficiency, and the Target Size will be reduced, in ***** of Revenue Share amounts otherwise due to Frontier under this Agreement. If on ***** or on any ***** thereafter through *****, the Annualized Run Rate is projected to be ***** or more above the Target Size for such year, Barclays shall increase the Target Size by the amount of the Revenue Share in excess of the ***** overage. The increase in the amount of the Facility will be accomplished by means of the purchase of additional Pre-Purchased Miles by Barclays on or before ***** of the applicable year.

5A.1.4 Notwithstanding the foregoing provisions of this Section 5A, the maximum Target Size of the Facility will be *****. If actual Revenue Share payable to Frontier pursuant to this Agreement has exceeded ***** on any rolling consecutive ***** during the Initial Term and the Conditions Precedent shall have been continually satisfied during such period, Barclays will employ commercially reasonable efforts to resize the Facility based on the overall attributes of the Frontier business at the time.

5A.2 Use of Pre-Purchased Miles. Barclays shall use the Pre-Purchased Miles to compensate Frontier for fees otherwise earned hereunder in the manner and in accordance with the following terms and conditions. In addition, Frontier shall pay interest on the value of the outstanding Pre-Purchased Miles as set forth below.

5A.2.1 In each mouth that Barclays holds Pre-Purchased Miles, it shall compensate Frontier for fees earned hereunder with Pre-Purchased Miles pursuant to the following process: *****. For the avoidance of doubt, the reporting and use of Pre-Purchased Miles as payment in lieu of cash shall occur within the time frames established in Section 5.

5A.2.2 On the ***** calendar day of each calendar month, except for the month of ***** where the interest payment shall be due *****, so long as any Pre-Purchased Miles remain outstanding, *****. Unless otherwise agreed, *****. For purposes of this Agreement, “Adjustable Rate” for Miles purchased up to ***** shall mean the *****. For purposes of this Agreement, “Adjustable Rate” for miles purchased above ***** shall mean the *****. “Interest Period” shall mean for any calendar month during the Initial Term, *****. The monthly calculation will be as follows: *****.

5A.3	Subsequent Monthly Purchases.

5A.3.1 Commencing in the first full calendar month following the month in which the Transaction Effective Date occurs and thereafter for each calendar month through *****, provided that in each such month the Conditions Precedent are satisfied, Barclays shall purchase

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

additional Pre-Purchased Miles in an amount *****. Each Subsequent Purchase shall occur no later than the ***** of the month following the month in which the Conditions Precedent are measured or ***** after the receipt of the Officer Certificates due pursuant to Section 13(b) (each a “Subsequent Purchase Date”); provided that Subsequent Purchases that occur in ***** shall occur on the later of ***** or ***** after receipt of the Officer Certificates due pursuant to Section 13(b).

5A.3.2 No Subsequent Purchase shall be made pursuant to Section 5A.3.1 with respect to any month in which the Facility is increased pursuant to Section 5A.1.1, 5A.1.2 or 5A.1.3.

5A.3.3 Prior to ***** (the “Repurchase Commencement Date”), in each month in which the Conditions Precedent are not satisfied, the Facility will be reduced by ***** of the Facility as measured in the ***** in which the Conditions Precedent were not satisfied (the “Reduction”). For avoidance of doubt, it is the intent that the size of the Reduction shall be fixed on the first measuring date and shall not be recalculated monthly.

5A.3.4 In the event the Facility is reduced pursuant to Section 5A.3.3 because of a failure of any Condition Precedent to be satisfied, and all Conditions Precedent are subsequently satisfied for three (3) consecutive months and it is prior to the Repurchase Commencement Date, then, subject to Section 5A.3.7, the Facility shall be *****.1,1, 5A.1.2 or 5A.1.3. Until and unless the Facility is returned to the level prescribed in this Section 5A.3.4, no increases will be made to the Target Size of the Facility under Section 5A.1.1, 5A.1.2 or 5A.1.3.

5A.3.5 Commencing on the Repurchase Commencement Date, the Facility will be reduced by ***** of the Facility as measured on the Repurchase Commencement Date each month until such time as no Pre-Purchased Miles remain outstanding (the “Buy Down Reduction”). Any reduction in the Facility will be offset against Revenue Share otherwise payable to Frontier, at the value of ***** per reduced Pre-Purchased Mile. However, in the event that the Revenue Share earned during a calendar month hereunder is less than the Reduction or Buy Down Reduction, as applicable, then Frontier shall for each such month pay Barclays the *****.

5A.3.6 As used herein, “Unused Pre-Purchased Miles” shall mean the outstanding dollar amount of the Pre-Purchased Miles held by Barclays on any given measurement date.

5A3.7 The parties acknowledge and agree that in the event the Facility is in the process of being reduced to its currently effective Target Size pursuant to Sections 5A.1.1, 5A.1.2 or 5A.1.3, the Reduction contemplated by this Section 5A.3 shall control and take precedence over the reductions contemplated by any of Sections 5A.1.1, 5A.1.2 or 5A.1.3, and the Facility shall be reduced monthly solely by the Reduction; provided, that, in the event that in any month a Reduction payment is no longer required under this Section 5A.3 because the Conditions Precedent have been met for the period of time required hereunder and the Facility has not yet been reduced to the currently effective Target Size, then the reduction payments contemplated by Sections 5A.1.1, 5A.1.2 or 5A.1.3 shall be made until the currently effective Target Size is reached, such reduction payments to be amortized over the remaining months prior to the next Annual Reset Date or Semi-Annual Reset Date, as applicable.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

5A.4 Conditions Precedent. Barclays’ obligation to make any purchase of Pre-Purchased Miles pursuant to this Section 5A will only arise upon and is subject to the satisfaction or waiver of the following conditions (the “Conditions Precedent”) each month prior to the month in which any such purchase of additional Pre-Purchased Miles is to be made:

(i) Frontier shall maintain Unrestricted Cash at the levels described in the matrix set forth below (measured at the end of each month), provided that if Frontier fails to meet the Unrestricted Cash level in any applicable month, Frontier must then also meet the EBITDAR coverage ratio level set forth below. Failure to meet both tests shall be deemed a failure to meet the Conditions Precedent. Further provided that if Frontier fails to maintain the applicable Unrestricted Cash threshold in successive months, the EBITDAR test shall not apply in the second month and the failure to maintain the Unrestricted Cash shall be deemed a failure of the Conditions Precedent regardless of the level of EBITDAR:

*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****
*****	*****	*****	*****	*****	*****	*****	*****

If Unrestricted Cash falls below the agreed upon level set forth in the foregoing matrix, then the EBITDAR, defined as earnings before interest, taxes, depreciation, amortization and rent (excluding any non-cash, non-operating expense) measured on *****. An example of the EBITDAR coverage ratio calculation, is set forth on Schedule 3.

As used herein, the term “Unrestricted Cash” means the sum of cash, cash equivalents, short-term investments and available for sale securities (in each case unrestricted) maintained by Frontier as depicted on its balance sheet; the term “Principal Interest & Rent” means amounts due in respect of borrowed money or leases of assets; and all other terms are defined as they are under generally accepted accounting principles (“GAAP”).

(ii) No Suspension Event has occurred in and is continuing as of the last day of the month being measured, as determined following expiration of applicable cure, grace or dispute periods.

(iii) Frontier shall not be in default of any indebtedness for borrowed money in excess of ***** (in the aggregate), which default is continuing as of the last day of the month being measured, as determined following expiration of applicable cure, grace or dispute periods.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(iv) No Business Combination (as defined in Section 26) to which Frontier is a party, or to which it is subject as a direct or indirect subsidiary, or any other merger to which Frontier is a party, has been approved by the board of directors and/or shareholders of Frontier, Frontier’s ultimate parent or any of their respective subsidiaries; provided that this Section 5A.4(iv) shall not constitute a Condition Precedent if (x) the Business Combination does not result in the failure of a Condition Precedent per Section 5A.4(i), (ii), (iii) or (v), (y) this Agreement remains in full force and effect and binding on Frontier or an applicable surviving entity following the closing of the Business Combination and (z) Frontier or an applicable surviving entity is in compliance in all material respects with all of the terms and conditions of this Agreement upon the closing of the Business Combination (including, without limitation, having caused the subordination of all unsecured loan facilities or equity investments pursuant to Section 30 of this Agreement).

(v) Frontier shall have complied with the reporting requirements set forth in Section 13(b) for the month being measured.

5A.5 Prepayment. Frontier may repurchase all or any portion of the Pre-Purchased Miles at any time, or from time to time, without penalty or premium, for a purchase price of ***** per Pre- Purchased Mile. Frontier shall repurchase all Unused Pre-Purchased Miles, if any, that are outstanding on the date of termination of this Agreement, whether termination is at the end of the Initial Term or upon an event causing an earlier termination, for a Purchase Price of ***** per Pre-Purchased Mile, which Purchase Price shall be payable on the date of termination. Any prepayment shall include accrued interest, if any, in accordance with Section 5A.2.2.

5A.6 Acceptance of Payment with Pre-Purchase Miles. Frontier agrees to accept payment in Pre-Purchased Miles as provided in this Section 5A in lieu of cash and irrevocably waives any rights to receive Cash or other consideration for such payments regardless of the then value of a Pre-Purchased Mile.

5A.7 Other Uses of Pre-Purchased Miles. Barclays may use Pre-Purchased Miles for purposes other than as set forth in this Section 5A subject to Frontier’s approval of such other uses, which approval shall not be unreasonably withheld or delayed. If Frontier has not satisfied the Conditions Precedent under Section 5A.4 above, Frontier’s approval of other uses is not required. Frontier shall provide commercially reasonable methods to redeem these Pre- Purchased Miles (e.g., mileage certificates or assignment to frequent flyer accounts) to facilitate the use of the Pre-Purchased Miles by Barclays and/or the recipient of such Pre-Purchased Miles. This obligation shall survive termination of this Agreement. If Barclays uses Pre-Purchased Miles pursuant to this Section 5A.7 Barclays shall provide monthly reports detailing the use of such Pre-Purchased Miles. The Pre-Purchased Miles Barclays uses under this Section 5A.7 during any month will be deducted from the Facility and included in calculating Unused Pre- Purchased Miles.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

5A.8 Transportation Tax. Frontier’s obligation to fund the Transportation Tax, as set forth in Section 5(b) of this Agreement, shall not occur with respect to Pre-Purchased Miles unless and until Barclays awards such Pre-Purchased Miles to cardholders and/or others such that the recipient may use such Pre-Purchased Miles for redemption for air travel.”

3. Effective as of the Transaction Effective Date, the definition of “Suspension Event” set forth in Sections 6(b)(i) through (vi) is deleted and the following inserted in its place:

“(i) Frontier fails to maintain a frequent flyer program that is as competitive on a relative basis in the Benchmark Market as the EarlyReturns Program is as of ***** based on domestic award levels and domestic mileage earning capability, provided that Barclays provides notice of the failure to maintain the frequent flyer program, including notice in reasonable detail and with backup information for why and how Barclays believes the frequent flyer program is not adequately competitive. Such notice will commence a ***** period during which Frontier may cure the deficiency, during which period no Redaction in the size of the Facility shall occur under Section 5A.3 as a result of the occurrence of this Suspension Event;

(ii) Frontier becomes subject to voluntary or involuntary bankruptcy, insolvency, receivership, conservatorship or like proceedings, and for which Barclays does not terminate pursuant to Section 15(d);

(iii) Frontier fails to maintain the marketing channels set forth in Exhibit F;

(iv) The average Passenger Enplanements (“PE”) for the ***** for which Frontier has reported data declines more than ***** from (i) the average PE in the comparable three months set forth on the attached Schedule 2 for the period through ***** or (ii) the forecasted PE in ***** as shown on Schedule 2 for the calendar years *****. Passenger Enplanements will include passengers flown on Frontier flights operated by carriers operating flights for Frontier under a codeshare, capacity purchase agreement, or similar type agreements;

(v) The average number of Active Frequent Flyers for the ***** for which Frontier has reported data declines more than ***** from (i) the number of Active Frequent Flyers set forth on the attached Schedule 2 for the period through ***** or (ii) the forecasted Active Frequent Flyers in ***** as shown on Schedule 2 for the calendar years *****. Active Frequent Flyers shall mean a Frontier Member that has flown on a Frontier flight or has opened a new frequent flyer account or earned miles in their frequent flyer account within the *****.

For purposes of this Agreement, “Benchmark Market” shall mean the then current market place for airlines, excluding United, Delta, American and US Airways.”

4. Reports. Effective as of the Transaction Effective Date, Section 13(b) of the Agreement is deleted and the following new Section 13(b) is inserted in its place:

“(b) Frontier shall make available to Barclays the following reports: (i) annual audited financial statements within ***** after the end of each fiscal year and unaudited

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

quarterly financial statements within ***** after the end of each fiscal quarter, (ii) annual financial plans and monthly projections for the following year as soon as practicable after preparation thereof in the ordinary course of business but in no event later than ***** of each year; (iii) monthly income statements and balance sheet results within ***** following the close of each month; (iv) within ***** after the end of each month, a monthly certification from Frontier that the Conditions Precedent were met as of the end of the then ended month and to include a statement of the month end Unrestricted Cash position and rolling ***** for the then ended month; and (v) monthly certification of compliance with Section 6(b) including reporting of Active Frequent Flyers and Passenger Enplanements as well as the baseline Active Frequent Flyers and baseline Passenger Enplanements within ***** following the end of each month. In addition, Frontier agrees to make available an appropriate person for monthly or quarterly calls, as determined by Barclays, with Barclays Chief Financial Officer and/or Chief Risk Officer; provided that each month or quarter Barclays desires to have such a call, it will provide Frontier with prior notice.”

5. Post-Termination Solicitation of Frontier Members. Effective as of the Transaction Effective Date, the following is added to the Agreement as new Section 15A(vii):

“(vii) Post-Termination Solicitation of Frontier Members. Notwithstanding anything contained in Sections 4, 15, 15A, and 16, and for the avoidance of doubt, upon termination of this Agreement, and in the event that Frontier was eligible to exercise its Purchase Option pursuant to Section 15A(ii) but declines to do so, nothing contained in this Agreement shall prevent Frontier from soliciting Frontier Members through the use of Frontier Member Data to enroll in a subsequently created co-branded credit card program between Frontier and other parties, including but not limited to competitors of Barclays. Notwithstanding the foregoing, neither Frontier nor any entity which Frontier controls shall by itself or in conjunction with others, directly or indirectly, use the fact that a person is a Barclays Cardholder to specifically target any offer of a credit card or credit card related product to any Barclays Cardholder, provided that nothing herein shall be construed to prevent Frontier from offering a credit card or credit card related product if the offer did not include Barclays Cardholder membership as a criteria in selecting the recipients of the offer.”

6. Business Combination. Effective as of the Transaction Effective Date, the following is added to the Agreement as new Section 26, to follow Section 25:

“26. Business Combination. In the event Frontier engages in, or is subject to, a Business Combination (as defined below) with an Other Carrier (as defined below), the following provisions shall apply:

(a) If Frontier is the surviving airline and the Other Carrier does not have a contractual relationship with a co-brand credit card issuer, Barclays shall remain the sole issuer of the co-branded credit card for the Affinity Program for the combined airlines through the Initial Term.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(b) If Frontier is the surviving airline and the Other Carrier is a party to an agreement with any Person other than Barclays pursuant to which such Other Carrier endorses, sponsors, promotes or otherwise offers a credit card product associated with its frequent flyer program (a “Competing Agreement”), Frontier will use its commercially reasonable efforts to make Barclays the exclusive issuer of the co-branded credit card associated with the combined frequent flyer program of Frontier and the Other Carrier and to provide Barclays the right to purchase the credit card portfolio of the issuer (the “Other Issuer”) of the co-branded credit card associated with the Other Carrier’s frequent flyer program. If Barclays becomes the exclusive issuer, Barclays agrees that it will provide the combined airline with a co-branded credit card product of equal or greater value to Frontier and the Frontier Members than the Other Issuer’s affinity card based on an overall assessment of the two programs, including, without limitation, the assessment of all compensation, cost of customization and the value proposition. In the event the Other Issuer’s credit card portfolio cannot be purchased by Barclays, Barclays agrees that it will waive its exclusivity to Frontier Marks and miles currency under the EarlyReturns Program to enable the Other Issuer to service its credit card portfolio existing on the date of the Business Combination through the existing term of the Other Issuer’s co-brand agreement (subject to an agreement not to disparage or tarnish Barclays and/or the Affinity Program, appropriate provisions to avoid customer confusion and/or any such terms and conditions that may be required by law or for regulatory purposes),

(c) If Frontier is not the surviving airline and the Other Carrier does not have a Competing Agreement or there is a Competing Agreement but it does not survive the Business Combination, then Frontier will assign its rights and obligations under this Agreement to the Other Carrier, subject to appropriate adjustments to this Agreement as referenced in Section 26(e) (such adjustments to be agreed upon by the parties, such agreement not to be unreasonably withheld or delayed).

(d) If Frontier is not the surviving airline and the Other Carrier has a Competing Agreement, then Frontier will use commercially reasonable efforts to make Barclays the exclusive issuer of the co-branded credit card associated with the combined frequent flyer program of Frontier and the Other Carrier. If Barclays does not become the exclusive issuer, Barclays shall be permitted to continue servicing the Frontier portfolio under this Agreement through the Initial Term. In such circumstance, Barclays will *****.

(e) If a Business Combination to which this Section 26 applies will result in a significantly larger combined airline with Barclays as the exclusive credit card issuer, Barclays agrees that it will evaluate in good faith appropriate adjustments to increase the Target size of the Facility and the Acquisition Budget

(f) If, in connection with a Business Combination to which this Section 26 applies. Barclays becomes a co-issuer of a co-branded card for the combined airlines with an Other Issuer, and if the Barclays co-branded credit card program becomes uncompetitive with that of the Other Issuer in terms of the consumer value proposition, Frontier shall give written notice to Barclays setting forth in reasonable detail its views as to why the Barclays program is uncompetitive in the Benchmark Market. Barclays shall thereafter have a period of ***** to cure the uncompetitive aspect of its program. If the uncompetitive feature of Barclays program

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

is not so cured within such cure period, Frontier will have the right to cease marketing the Barclays program and to market the Other Issuer’s program to the Frontier membership; provided that information about whether the Frontier Member is a Barclays cardholder under the EarlyReturns Program is not used for targeting the Barclays’ cardholder base.

(g) This Section 26 shall only apply to a Business Combination involving Frontier and an Other Carrier that contemplates (i) ultimately merging Frontier and the Other Carrier onto a single operating certificate for regulatory purposes and (ii) the merging of the combined airlines into a single brand. Section 26 shall not apply to a change in control, initial public offering or other business combination, even with another airline, that contemplates the continued operation of Frontier as a separate carrier. For the avoidance of doubt, if the brands of the separate carriers are not merged, Barclays will remain the exclusive issuer for the Frontier co-branded credit card program.

(h) As used in this Section 26:

“Business Combination” means any business combination transaction between Frontier, Frontier’s ultimate parent or any of their respective subsidiaries and an Other Carrier, whether by merger or consolidation, by acquisition of a majority of equity securities pursuant to a tender offer, exchange offer or purchase, or by acquisition of a majority of assets pursuant to a sale, conveyance or other transfer of assets,

“Other Carrier” means any air carrier (other than a subsidiary of Frontier), its parent, or any of their respective subsidiaries.”

7. The parties acknowledge and agree that Frontier Airlines Holdings, Inc., Frontier and Barclays shall enter into a subordination agreement in the form attached hereto as Exhibit A to this Amendment on the Transaction Effective Date.

8. Additional Marketing Efforts. Effective as of the Transaction Effective Date, the following language is added to Exhibit F to the Agreement:

“On or before *****, Frontier, at its cost, shall undertake the following marketing efforts:

*****

On or before *****, Frontier, at its cost, will implement the below cardholder exclusives. The new benefits will remain relative in value to competitive benefits in the ultra-low cost carrier market:

•	One annual Companion Certificate redeemable for ***** (plus taxes and fees) for use on any flight purchase of ***** or greater. Certificate to be delivered by Barclays via email to all new and current annual fee paying customers.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

•	Reduced Award Redemption Fees for all cardholders based on days until redemption flight date.

*****

9. Anti-Bribery and Corruption. Effective as of the Transaction Effective Date, the following is added to the Agreement as new Section 27, to follow new Section 26:

“27.	Anti-Bribery and Corruption.

(a)	Definitions:

“Applicable Anti-Bribery Law” means any bribery, fraud, kickback, or other similar anti- corruption law or regulation to which Frontier or its Associated Person, as applicable, is subject in performing its responsibilities hereunder. Where relevant this may include the UK Bribery Act 2010 (“Bribery Act”) and the US Foreign Corrupt Practices Act 1977 (“FCPA”).

“Associated Person” means in relation to any entity, a person who performs any services for or on behalf of that entity in any capacity and including, without limitation, employees, agents, subsidiaries, representatives and subcontractors.

“Public Official” means;

(i) any officer, employee or representative of a government, whether national, federal or local;

(ii) any individual exercising a legislative, administrative or judicial function, whether appointed or elected;

(iii) any officer, employee or representative of any Government Entity, including but not limited to central banks, sovereign wealth funds, state-run hospitals and any business venture that is owned or controlled by a Government Entity;

(iv) any candidate for or holder of public office;

(v) any political party or official of a political party;

(vi) any officer, employee or representative of a public international organization; and

(vii) any member of a royal family.

“Government Entity” means;

(i) Any national, federal, state, province, local and / or municipal government department, agency, office and / or instrumentality;

(ii) Any company or organization where a government has 50 percent or more ownership interest;

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(iii) Any company or organization where a government controls a majority of votes attaching to the shares;

(iv) Companies and organizations that are controlled by a government. For example, the term “Government Entity” will generally include companies and organizations that:

•	have constituting statutes that establish that they are instrumentalities, agents or mandataries of a government; perform functions or services that are public-in-nature (i.e., for the benefit of the general public or a large sector of the population);

•	are financially dependent on the government (i.e., the government is responsible for losses or funding of operations);

•	do not operate on a normal commercial basis (e.g., because they are given special powers by legislation);

•	have boards of directors or management committees where the government nominates a majority of directors or officers.

(b)	Anti-Bribery - Undertakings, Representations and Warranties

(i) Frontier understands that Barclays is committed to complying with all anti-bribery laws and regulations to which Barclays is subject, including the Bribery Act and the FCPA. Frontier represents and warrants that neither it nor any of its Associated Persons have taken or will take any action that might cause Barclays to violate either the Bribery Act or the FCPA, namely: that neither it nor any of its Associated Persons will, in violation of Any Applicable Anti-Bribery Law, authorize, offer, give or agree to offer or give, directly or indirectly, any payment, gift or other advantage with respect to any activities undertaken relating to this Agreement which;

•	is intended to, or does, influence any person to act or reward any person for acting in breach of an expectation of good faith, impartiality or trust, or which it would otherwise be improper for the recipient to accept; or

•	is made to or for the benefit of a Public Official, or to any person while knowing or being aware of a high probability that all or a portion of the payment, gift or other advantage will be offered or given to a Public Official, with the intention of influencing any act or decision of the Public Official in his/its official capacity, inducing such Public Official to use his/its influence to affect any act or decision of a government entity, or securing an improper advantage; or

•	would otherwise violate Applicable Anti-Bribery Law.

(ii) Frontier has implemented and must at all times maintain adequate procedures designed to comply with its obligations under Section 27 (b) (i) above.

(iii) Breach of any of the provisions in Section 27(b)(i) in a material breach of this Agreement pursuant to Section 15(b) of this Agreement. Notwithstanding anything contained in Section 15(b), and without remedy to any other right, relief or remedy, Barclays may terminate this Agreement immediately upon such a breach.”

10. Competitive Programs. Effective as of the Transaction Effective Date, the following is added to the Agreement as new Section 28, to follow new Section 27:

“28.	Competitive Programs.

(a) At least once per calendar year, Barclays and Frontier shall consider (to the extent such terms and conditions are publicly known or otherwise known and not subject to any confidentiality obligations on the part of either Party) features, terms, conditions and other aspects of other co-branded credit card programs in the Benchmark Market in order to identify marketplace developments for possible inclusion in the Affinity Program to ensure that the Affinity Program remains competitive. If Barclays or Frontier determines that a change to the Affinity Program may be required, either Barclays or Frontier, depending upon which party shall provide the benefit, shall develop a plan with respect to implementation of such change, including the impact the proposed change would have, if any, on the Affinity Program economics, shall present such plan to the other party for its review, and, if both Barclays and Frontier agree that the proposed change should be implemented, the party that developed the plan shall employ commercially reasonable efforts to implement the proposed change.”

11. Ownership of Credit Card Accounts and Cardholder Data. Effective as of the Transaction Effective Date, the following is added to the Agreement as new Section 29, to follow new Section 28:

“29.	Ownership of Credit Card Accounts and Cardholder Data.

(a) Ownership and all sharing, use and disclosure of Cardholder Data and Frontier Member Data under this Agreement shall, to the extent permitted under applicable law, be subject to the provisions of this Section 29. The Parties acknowledge that the same or similar information may be contained in the Cardholder Data, the Frontier Member Data, and other data and that each pool of data shall therefore be considered separate information, subject to the specific provisions applicable to that data hereunder.

(b) Barclays shall be the owner of all Cardholder Data and the Accounts related thereto and Frontier shall not be considered a creditor on any of such accounts for any purpose whatsoever.

(c) Barclays acknowledges that Frontier is the exclusive owner of all Frontier Member Data and that subject to the other terms in this Agreement, Frontier and its affiliates have lights to use and disclose such information independent of whether such information also constitutes Cardholder Data.

(d) For the avoidance of doubt, the Parties agree that Barclays’ ownership interests described in Sections 29(a) through (c) above shall apply during and after the Term unless the Cardholder Data is transferred to Frontier or its designee pursuant to this Agreement

(e) As used in this Section 29 and this Amendment;

“Cardholder Data” means all personally identifiable information about a cardholder (a) received by or on behalf of Barclays in connection with the cardholder’s application for use of a credit card Account in connection with the Affinity Program; (b) otherwise obtained by or on behalf of Barclays for inclusion in its database of cardholder information, including all transaction and experience information collected by or on behalf of Barclays with regard to each purchase charged by a cardholder using a credit card issued pursuant to the Affinity Program.

“Frontier Member Data” means all personally identifiable information regarding Frontier Members that is obtained by or on behalf of Frontier or any of its Affiliates at any time (including prior to the Transaction Effective Date.”

12. Subordination. Effective as of the Transaction Effective Date, the following is added to the Agreement as new Section 30, to follow new Section 29:

“30. Subordination. Frontier hereby acknowledges and agrees that any unsecured loan facility or equity investment obtained by Frontier shall be subordinated to repayment to Barclays of the Facility. Prior to Frontier entering into any such financing or equity investment, Barclays, Frontier and such lender or investor shall enter into a subordination agreement on terms agreed to by Barclays, such agreement not to be unreasonably withheld or delayed. This Section 30 and any such subordination agreement shall terminate upon (a) the payment in full of all obligations of Frontier under this Agreement to make payments to Barclays from time to time with respect to the principal, interest or other payment obligations under the Facility, including, without limitation, obligations to reduce the Facility in accordance with this Agreement, and (b) the expiration or termination of all commitments and all other obligations of Barclays to fund the Facility, with neither Frontier nor any other Person having the right to cause the purchase of Pre-Purchased Miles under this Agreement.”

13. Effective as of the Transaction Effective Date, a Schedule 3 is added to the Agreement in the form set forth in Exhibit B to this Ninth Amendment.

14. Effective as of the Transaction Effective Date, Schedule 2 to the Agreement (added by the Eighth Amendment to this Agreement) is deleted and replaced by the Schedule 2 set forth in Exhibit C to this Ninth Amendment.

15. Effective as of the Transaction Effective Date, Exhibit F to the Agreement (added by the Eighth Amendment to this Agreement) is deleted and replaced by the Exhibit F set forth in Exhibit D to this Ninth Amendment.

16. The closing for this Amendment (the “Amendment Closing”) shall take place no later than two Business Days after the satisfaction or waiver of the conditions precedent to the Amendment Closing set forth below in clauses (a) and (b):

(a) Barclays’ obligation to close the Amendment transaction shall be subject to the satisfaction or waiver of the following:

(i) Receipt of evidence of the Transaction Closing;

(ii) Receipt of each of the following agreements duly executed by the other parties thereto: (1) this Amendment, (2) the Mutual Release and Removal of Parties from Frontier Airlines Inc. Credit Card Affinity Agreement (the “Release”) among Barclays, Frontier, YX Properties, LLC, Midwest Airlines, Inc. and Republic, and (3) the Subordination Agreement; and

(iii) A certification from Frontier that as of the Amendment closing, all of the Conditions Precedent set forth in Section 5A.4 have been met.

(b) Frontier’s obligation to close the Amendment transaction shall be subject to the satisfaction or waiver of the following:

(i) Receipt of each of the following agreements duly executed by each of the parties thereto: (1) this Amendment and (2) the Release.

(c) Upon the Amendment Closing, after the satisfaction or waiver of the conditions precedent described above, Barclays shall deliver to Frontier by wire transfer to an account designated by Frontier, an amount equal to the difference between ***** and the value (valued at ***** per Pre-Purchased Mile) of the number of Pre- Purchased Miles previously purchased by Barclays pursuant to the Agreement which are unused and outstanding on the Transaction Effective Date. Frontier shall provide Barclays with its wiring instructions not less than ***** prior to the Amendment Closing.

17. Survival. Except as expressly modified by the terms of this Amendment, all of the terms and conditions of the Agreement remain in full force and effect and are hereby ratified and confirmed by the parties,

18. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware,

19. Amendment Termination Event. If the Transaction Closing shall not have occurred on or before the Termination Date, this Amendment shall be of no further force and effect and shall be null and void ab initio. As used herein, “Termination Date” means ***** or such later date as may be agreed upon in writing by each of the parties to this Amendment.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

20. Counterparts; Electronic Execution. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument, This instrument may be executed and delivered by electronic transmission, including by facsimile or pdf.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written,

BARCLAYS BANK DELAWARE

By:	/s/ [Authorized Signatory]
Name: [Authorized Signatory]
Title: [Authorized Signatory]

FRONTIER AIRLINES, INC.

By:	/s/ David N. Siegel
Name: David N. Siegel
Title: President & CEO

Exhibit A to Ninth Amendment

Form of Subordination Agreement

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of this [ 🌑 ], 2013, by and among Barclays Bank Delaware (“Barclays”), Frontier Airlines, Inc. (the “Company”), and Frontier Airlines Holdings, Inc. (the “Subordinated Investor”).

R E C I T A L S

A. Barclays and the Company have entered into a Credit Card Affinity Agreement dated March 12, 2003, which Agreement has been supplemented by a letter agreement dated April 1, 2003 and amended by eight amendments thereto, and as further amended by the Ninth Amendment thereto (the “Ninth Amendment”) dated as of November         , 2013, and effective as of the date hereof (as so supplemented and amended, the “Affinity Agreement”) pursuant to which, among other things, Barclays has agreed, subject to the terms and conditions set forth in the Affinity Agreement, to make certain financial accommodations to the Company pursuant to the Facility (as defined in the Affinity Agreement).

B. The Subordinated Investor intends to make an Investment in the Company in connection with the Transaction Closing (as defined in the Affinity Agreement), and may agree to make further Investments in the Company in the future during the term of the Facility.

C. As an inducement to and as one of the conditions precedent to the agreement of Barclays to consummate the transactions contemplated by the Ninth Amendment, Barclays has required the execution and delivery of this Agreement by the Subordinated Investor, the Company and Barclays in order to set forth the relative rights and priorities of Barclays and the Subordinated Investor under the Senior Obligation Documents and the Subordinated Obligation Documents (as hereinafter defined).

NOW, THEREFORE, in order to induce Barclays to consummate the transactions contemplated by the Ninth Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise herein defined are used as defined in the Affinity Agreement. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder,

“Default” means either (i) the Company has failed to satisfy one or more of the Conditions Precedent in the Affinity Agreement or (ii) a Suspension Event has occurred.

“Distribution” means, with respect to any Investment or other obligations under the Subordinated Obligation Documents (if any), (a) any payment or distribution by the Company of cash, securities or other property, by set-off or otherwise, on account of such Investment or obligation or (b) any redemption, purchase or other acquisition of such Investment or obligation by the Company.

“Enforcement Action” means (a) to take from or for the account of the Company, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company with respect to the Subordinated Obligations, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Obligation Documents or applicable law with respect to the Subordinated Obligations, or (c) to accelerate the Subordinated Obligations.

“Initial Investment” means any investment in the Company held by the Subordinated Investor at the time of the Transaction Closing, whether in the form of equity, or securities of any nature or loans or otherwise.

“Investment” means the Initial Investment and the Subsequent Investments.

“Paid in Full” and “Payment in Full” means, with respect to the Senior Obligations, that: (a) all of the Senior Obligations have been paid in full as provided under the Affinity Agreement and (b) all commitments and all other obligations of Barclays to fund the Facility under any Senior Obligations Document have expired or been terminated, and neither the Company nor any other Person shall have any right to cause the purchase of Pre-Purchased Miles under any Senior Obligations Document.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Obligations” means all obligations of the Company to make payments to Barclays from time to time with respect to the principal, interest or other payment obligations under the Facility under the Senior Obligation Documents, including, without limitation, obligations to reduce the Facility in accordance with the Affinity Agreement, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof to the extent not prohibited by the terms of this Agreement. Senior Obligations shall be considered to be outstanding whenever Barclays has any commitment under the Affinity Agreement to fund the Facility.

“Senior Obligation Documents” means the Affinity Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

“Subordinated Obligations” means all Investments and other obligations, liabilities and indebtedness of every nature of the Company from time to time owed to the Subordinated Investor or any of its Affiliates in respect of any Investment

“Subordinated Obligation Documents” means any and all documents, agreements and instruments now existing or hereinafter entered into evidencing or pertaining to all or any portion of any the Subordinated Obligations.

“Subsequent Investment” means any additional investment, other than the Initial Investment, in the Company made following the Transaction Closing by the Subordinated Investor or any Affiliate thereof, whether in the form of capital contributions, purchases of additional securities of any nature, loans or otherwise.

2.	Subordination.

2.1 Subordination of the Subordinated Obligations to Senior Obligations. The Company covenants and agrees, and the Subordinated Investor likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Obligation Documents, that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Obligations.

2.2 Liquidation, Dissolution, Bankruptcy.

In the event of any Proceeding involving the Company, unless and until such Proceeding is dismissed or otherwise terminated:

(a) All Senior Obligations shall first be indefeasibly Paid in Full in accordance with the terms of the Affinity Agreement and all commitments to fund the Facility under the Senior Obligation Documents shall be terminated before any Distribution, whether in cash, securities or other property, and shall be made to the Subordinated Investor on account of any Subordinated Obligations.

(b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Obligations shall be paid or delivered directly to Barclays (to be held and/or applied by Barclays in accordance with the terms of the Senior Obligation Documents) until all Senior Obligations are Paid in Full in accordance with the terms of the Affinity Agreement and all commitments to fund the Facility under the Senior Obligation Documents shall have been terminated. The Subordinated Investor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Barclays. The Subordinated Investor also irrevocably authorizes and empowers Barclays, in the name of the Subordinated Investor, to demand, sue for, collect and receive any and all such Distributions.

(c) The Subordinated Investor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Obligations.

(d) Solely with respect to that portion of an Investment structured as a debt investment (a “Debt Investment”), the Subordinated Investor hereby authorizes, empowers and appoints Barclays its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim with respect to such Debt Investment and (ii) vote such Debt investment claim in any such Proceeding so long as such Debt Investment remains a debt investment; provided Barclays shall have no obligation to execute, verify, deliver and/or file any such proof of claim or to vote any such claim. In the event that Barclays votes any debt investment claim in accordance with the authority granted hereby, the Subordinated Investor shall not be entitled to change or withdraw such vote. Notwithstanding the foregoing, in the event that Barclays has not filed a proof of claim with respect to a Debt Investment prior to the date that is ***** prior to the bar date, Subordinated Investor may file such proof of claim; provided, that the foregoing shall not affect Barclays’ right to vote such Debt Investment claim as provided in clause (ii) of this subsection.

(e) The Senior Obligations shall continue to be treated as Senior Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of Barclays and the Subordinated Investor even if all or part of the Senior Obligations are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of Senior Obligations or any representative of such holder.

2.3 Subordinated Obligations Payment Restrictions.

(a) Notwithstanding the terms of the Subordinated Obligation Documents, the Company hereby agrees that it may not make, and the Subordinated Investor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Obligations until the Senior Obligations are Paid in Full, except as set forth in Section 2.3(b) below.

(b) Notwithstanding anything in this Agreement to the contrary, the Company shall be permitted to make, and the Subordinated Investor shall be permitted to accept, Distributions; provided, that (i) no Default has occurred and is continuing and (ii) no Default would occur upon such Distribution.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2.4 Subordinated Obligations Standstill Provisions. Until the Senior Obligations are indefeasibly Paid in Full in accordance with the terms of the Affinity Agreement and all commitments to fund the Facility under the Senior Obligation Documents shall be terminated, the Subordinated Investor shall not, without the prior written consent of Barclays, take any Enforcement Action with respect to the Subordinated Obligations. Any Distributions or other proceeds of any Enforcement Action obtained by the Subordinated Investor in violation of the foregoing shall in any event be held in trust by it for the benefit of Barclays and promptly paid or delivered to Barclays in the form received until all Senior Obligations are Paid in Full in accordance with the terms of the Affinity Agreement and all commitments to fund the Facility under the Senior Obligation Documents shall have been terminated.

2.5 Incorrect Payments. If any Distribution on account of the Subordinated Obligations not permitted to be made by the Company or accepted by the Subordinated Investor under this Agreement is made and received by the Subordinated Investor, such Distribution shall not be commingled with any of the assets of the Subordinated Investor, shall be held in trust by the Subordinated Investor for Barclays and shall be promptly paid over to Barclays for application (in accordance with the Senior Obligation Documents) to the payment of the Senior Obligations then remaining unpaid, until all of the Senior Obligations are Paid in Full.

2.6 Sale, Transfer or other Disposition of the Subordinated Obligations The Subordinated Investor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Obligations or any Subordinated Obligation Document unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to Barclays a joinder to this Agreement. Notwithstanding the failure of any such transferee to execute or deliver a joinder to this Agreement or to execute or deliver an agreement substantially identical to this Agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Obligations, and the terms of this Agreement shall be automatically binding upon the successors and assigns of the Subordinated Investor.

2.7 Legends. Until the termination of this Agreement in accordance with Section 14 hereof, the Subordinated Investor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Obligation Documents a legend that refers to this Agreement.

2.8 Obligations Hereunder Not Affected. All rights and interest of Barclays hereunder, and all agreements and obligations of the Subordinated Investor and the Company hereunder, shall remain in full force and effect, irrespective of:

(a) any lack of validity or enforceability of any document evidencing Senior Obligations;

(b) any change in the time, manner or place of payment of, the amount of, or any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any release or consent to departure from any of the Senior Obligation Documents;

(c) any failure of Barclays to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of this Agreement or any other Senior Obligation Document other than this Agreement;

(d) any reduction, limitation, impairment or termination of the Senior Obligations for any reason (other than the defense of payment in full of the Senior Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company and the Subordinated Investor hereby waive any right to or claim of) any defense (other than the defense of payment in full of the Senior Obligations) or setoff, counterclaim, recoupment or termination whatsoever by reason of invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Senior Obligations; and

(e) any other circumstance which might otherwise constitute a defense (other than the defense of payment in full of the Senior Obligations) available to, or a discharge of, the Company in respect of the Senior Obligations or the Subordinated Investor in respect of this Agreement.

The Subordinated Investor acknowledges and agrees that Barclays may, solely to the extent permitted by the terms of the Affinity Agreement, without notice or demand to the Subordinated Investor and without affecting or impairing the Subordinated Investor’s obligations hereunder from time to time (i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of or otherwise change the terms of the Senior Obligations or any part thereof; including, without limitation, to increase or decrease the rate of interest thereon or the amount of Pre-Purchased Miles constituting the Facility thereof; (ii) take or hold security for the payment of the Senior Obligations and exchange, enforce, foreclose upon, waive and release any such security; (iii) apply such security and direct the order or manner of sale thereof as Barclays in its sole discretion, may determine; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

3. Modifications to the Senior Obligation Documents; Intent. Barclays may at any time and from time to time without the consent of or notice to the Subordinated Investor, without incurring liability to the Subordinated Investor and without impairing or releasing the obligations of the Subordinated Investor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Obligations, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Obligations. It is the intent of the parties that the terms of this Agreement shall apply to any Investment made by the Subordinated Investor or any of its subsidiaries or Affiliates, and in the event an Investment is made by any subsidiary or Affiliate that is not a party hereto, the Subordinated Investor covenants and agrees to cause such Person to execute a joinder to this Agreement or to execute or deliver an agreement substantially identical to this Agreement prior to the consummation of such Investment; and, provided further, the Company covenants and agrees that it shall not accept such Investment unless such Person has executed a joinder to this Agreement or executed and delivered an agreement substantially identical to this Agreement.

4. Subrogation. Subject to the Payment in Full of all Senior Obligations in accordance with the terms of the Affinity Agreement, to the extent that Barclays has received any Distribution on Senior Obligations which, but for this Agreement would have been applied to Subordinated Obligations, the Subordinated Investor shall be subrogated to the rights of Barclays to receive Distributions with respect to the Senior Obligations until the Subordinated Obligations are paid in full (as if the Senior Obligations had not been Paid in Full in accordance with for terms of the Affinity Agreement). The Subordinated Investor agrees that in the event that all or any part of a payment made with respect to the Senior Obligations is recovered from the holders of for Senior Obligations in a Proceeding or otherwise, any Distribution received by the Subordinated Investor with respect to the Subordinated Obligations at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by the Subordinated Investor in trust as property of the holders of the Senior Obligations and the Subordinated Investor shall forthwith deliver the same to Barclays for application to for Senior Obligations until the Senior Obligations are paid in full. A Distribution made pursuant to this Agreement to Barclays which otherwise would have been made to the Subordinated Investor is not, as between, the Company and the Subordinated Investor, a payment by the Company to or on account of the Senior Obligations.

5. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof shall not be effective in any event unless the same is in writing and signed by Barclays, the Company and the Subordinated Investor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

6. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be reasonably necessary or desirable in order to effect fully the purposes of this Agreement.

7. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows;

If to the Subordinated Investor.

Frontier Airlines Holdings, Inc.

[                    ]

Tel: (        )

Fax: (        )

If to the Company:

Frontier Airlines, Inc,

7001 Tower Road

Denver, CO 80249

Tel: (        )

Fax: *****

Attn: *****

with a copy to:

General Counsel

Fax: *****

If to Barclays:

Barclays Bank Delaware

125 South West Street

Wilmington, Delaware 19801

Attn: Dennis Nealon

Fax: *****

With copies to:

Barclays Bank Delaware

125 South West Street

Wilmington, Delaware 19801

Attn: General Counsel

Fax: *****

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 7.

8. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Barclays, the Subordinated Investor and the Company.

9. Relative Rights. This Agreement shall define the relative rights of Barclays and the Subordinated Investor. Nothing in this Agreement shall (a) impair, as between the Company and Barclays and as between the Company and the Subordinated Investor, the obligation of the Company with respect to the payment of the Senior Obligations and the Subordinated Obligations in accordance with their respective terms or (b) affect the relative rights of Barclays or the Subordinated Investor with respect to any other creditors of the Company.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

10. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Obligation Documents, the provisions of this Agreement shall control and govern and nothing herein shall constitute or otherwise be deemed to represent an amendment, waiver or other modification to the Affinity Agreement

11. Headings; Terms. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

13. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of file operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement

14. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Payment in Full of the Senior Obligations, after which this Agreement shall terminate without further action on the part of the parties hereto.

15. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Delaware, without regard to conflicts of law principles.

16. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED IN THE STATE OF DELAWARE AND ANY FEDERAL COURT SITTING IN DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE PARTIES HERETO AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE ***** AFTER THE SAME HAS BEEN POSTED.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

17. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

IN WITNESS WHEREOF, the Subordinated Investor, the Company, and Barclays have caused this Agreement to be executed as of the date first above written,

SUBORDINATED INVESTOR:

FRONTIER AIRLINES HOLDINGS, INC.

By:

Title:

COMPANY

FRONTIER AIRLINES, INC.

By:

Title:

BARCLAYS:

BARCLAYS BANK DELAWARE

By:

Title:

Exhibit B to Ninth Amendment

See Attached Schedule 3 to the Frontier Agreement

Exhibit C to Ninth Amendment

Schedule 2 to the Frontier Agreement.

Frontier – Enplanements Forecast

*****

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Frontier – Early Returns Membership Forecast

*****

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Exhibit D to Ninth Amendment

See Attached Exhibit F

Exhibit F

Frontier shall, absent the agreement of the Parties to the contrary, undertake throughout the term of the Agreement the following marketing efforts:

1.	*****

2.	*****

3.	*****

4.	*****

5.	*****

6.	*****

7.	*****

On or before April 30, 2011, Frontier shall undertake the following marketing efforts:

1.	*****

2.	*****

3.	*****

4.	*****

5.	*****

On or before *****, Frontier, at its cost, shall undertake the following marketing efforts:

•	*****

On or before *****, Frontier, at its cost, will implement the below cardholder exclusives. The new benefits will remain relative in value to competitive benefits in the ultra- low cost carrier market:

•	*****

•	*****

•	***** = ***** Redemption Fee

•	***** = An at least ***** discount to the standard ***** fee

•	***** = An at least ***** discount to the standard ***** fee

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

2